UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2024

CO-DIAGNOSTICS, INC.

(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2024, the Board of Directors of Co-Diagnostics, Inc. (the “Company”) appointed Richard Abbott as President.

Prior to being appointed as President, from January 2021 to March 2024, Mr. Abbott, age 52, served as President of Advanced Conceptions, Inc., a wholly owned subsidiary of Co-Diagnostics, Inc., a privately held medical device company focused on the design of automated instruments that solve challenging cross-disciplinary problems. From September 2018 to January 2021, Mr. Abbott was a partner in SaltRidge, LLC through which he provided management services to Advanced Conceptions and other consulting services. From August 2017 to August 2018, he served as the Chief Technology Officer for privately held Vilicus, a cloud centered network provider of IoT devices for indoor agriculture. From October 2016 to July 2017, Mr. Abbott served as the Chief Technology Officer for Fenome, a private company focused on the manipulation of phenotypic expression of indoor agriculture crops via environmental control during growth and fruiting. Mr. Abbott holds a Master of Business Administration from The Wharton School and a Master of Science, Mechanical Engineering and a Bachelors Mechanical Engineering from Brigham Young University.

There are no family relationships between Mr. Abbott and any director or other executive officer of the Company. With the exception of the transaction described below, there are no transactions to which the Company was or is a participant and in which Mr. Abbott has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Abbott was serving as President of Advanced Conception prior to its acquisition by Co-Diagnostics in December 2021. At the time of the acquisition, Mr. Abbott was an indirect shareholder of Advanced Conceptions, Inc. through his fifty percent (50%) ownership interest in Whiteknob LLC. Whiteknob LLC owned 71.61% of Advanced Conceptions at the time of the acquisition. The terms of the acquisition agreement between the Company and Advanced Conceptions include the opportunity for Whiteknob LLC to earn an additional 507,386 common shares and an additional 166,503 common stock purchase warrants of Co-Diagnostics upon the achievement of certain milestones. Should those milestone events be achieved Mr. Abbott would have a fifty percent (50%) interest in the common shares and common stock purchase warrants.

There are no arrangements or understandings between Mr. Abbott and any other person pursuant to which he was selected as an officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description:
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: March 15, 2024	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)